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                                                                     Exhibit 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                       AMERICAN REAL ESTATE PARTNERS, L.P.

         This Certificate of Limited Partnership of American Real Estate Partners, L.P. (the "Partnership"), dated February 13, 1987, is being duly executed and filed by American Property Investors, Inc., as sole General Partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C.ss.17-101 et seq.).

         1. The name of the limited partnership formed hereby is American Real Estate Partners, L.P.

         2. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         3. The name and mailing address of the sole general partner of the Partnership is:

                           American Property Investors, Inc.
                           666 Third Avenue
                           New York, New York 10017

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first above written.


                                 GENERAL PARTNER

                                 AMERICAN PROPERTY INVESTORS, INC.

                                 By: /s/
                                     _________________________________
                                     Vice President